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                                  Exhibit 99.4

Contact: Thomas J. Dudchik
Information Architects Corporation
4064 Colony Road
Charlotte, NC 28211
(704) 365-2324
thomas.dudchik@ia.com


Information Architects Corporation Secures Over $7 Million in Equity Financing

Funding Secured to Roll-out XML-Based Dynamic Internet Syndication and Aggregation Services

CHARLOTTE, NORTH CAROLINA -- NOVEMBER 30, 1999 -- Information Architects (iA) Corporation (NASDAQ: IARC), providers of XML-based dynamic content aggregation and syndication solutions for the Internet, today announced the completion of Mezzanine-round institutional funding. Led by Stonegate Securities, Inc., Information Architects secured over $7 million of institutional funding through the private placement of common stock.

According to Release 1.0, a leading industry analyst newsletter, online syndication will evolve into the core model for the Internet economy, allowing businesses and individuals to retain control over their online personae while enjoying the benefits of massive scale and scope.

"We are very pleased to have attracted quality financing from Stonegate Securities and their associates," said Robert F. Gruder, iA's Chairman and CEO. "Information Architects will utilize the funding to establish branding for its patented Metaphoria technology as well as assist in the building of infrastructure to support client delivery. The stock was priced at a discount to market on the close of business on November 18, 1999. This new institutional support enables us to move forward aggressively with deploying the next-generation content syndication and aggregation services for the Internet."

"Information Architects software has taken syndication to the next generation. It is this next generation approach to syndication and aggregation that we believe gives Information Architects a significant technological advantage in the marketplace," said Gruder. "Information Architects dynamic syndication makes it possible for content providers to customize content and lowers the bar to attracting new subscribers. As a result, the Metaphoria Framework helps companies to successfully compete in attracting new subscribers, while maximizing online investment by expanding their revenue stream and at the same time, minimizing costs."

"Information Architects' next generation Internet applications were enthusiastically embraced by the institutional investment community. With the emergence of XML, the stage is set for a quantum leap in the ways businesses exploit the Web for competitive advantage," said Scott Griffith, managing partner of Stonegate Securities. "As corporate IT spending continues to grow and move towards the Internet, we believe Information Architects next generation XML-RDF aggregation and syndication products will play a major role in helping companies shape their businesses on the Internet."




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ABOUT iA

Based in Charlotte, NC, iA provides advanced solutions for information exchange and collaboration on the Internet. The iA Metaphoria Framework, is the first commercially-available XML- and RDF-based syndication and aggregation solution. Metaphoria is an open, Java based, patented Internet technology that enables distributed communities to work independently in a forward-looking framework while ensuring bi-directional compatibility. The Metaphoria Framework enables data residing in mainframes, client server systems, Web servers, Internets and Extranets to be combined and viewed from any Internet-accessible device such as a PC, PDA, WebTV, Palm VII or WinCE device. The Metaphoria Framework offers content management, syndication, publishing, e-commerce, and bi-directional Legacy and Client Server systems integration.

iA is a member of the World Wide Web Consortium (W3C), and is an active participant in the W3C RDF Working Group. For more information about Information Architects Corporation, please see http://www.ia.com.

Forward Looking Statements The foregoing statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of Forward-looking terminology such as "may", "will", anticipates", "expects", "projects", "estimates", "believes" or "continue", the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward looking statements include, but are not limited to, the impact of competitive products and services, our ability to manage growth and acquisitions of technology or people, diversification of our business, the effect of economic and business conditions, including risks inherent in international operations, the ability to attract and retain technical personnel and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this release.